UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2010
EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On September 8, 2010, Exterran Holdings, Inc. (“we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), Exterran Partners, L.P., a publicly traded Delaware limited partnership (the “Partnership”), Exterran General Partner, L.P., a Delaware limited partnership and the Partnership’s general partner (the “General Partner”), Exterran GP LLC, a Delaware limited liability company and the General Partner’s general partner (“GP LLC”), and EXH MLP LP LLC, a Delaware limited liability company (the “Selling Unitholder”), providing for the offer and sale by the Selling Unitholder in a firm commitment underwritten offering of 4,600,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $21.60 per Common Unit ($20.71 per Common Unit, net of underwriting discounts) (the “Offering”). We indirectly wholly own each of the Selling Unitholder, the General Partner and GP LLC. Pursuant to the Underwriting Agreement, the Selling Unitholder granted the Underwriters a 30-day option to purchase up to an additional 690,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Selling Unitholder. The sale of the 4,600,000 Common Units pursuant to the Underwriting Agreement is expected to close on September 13, 2010. The Common Units to be sold pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (File No. 333-164258) (the “Registration Statement”).
     In the Underwriting Agreement, we, the Partnership and the Selling Unitholder agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. The Selling Unitholder intends to use the proceeds from the Offering to repay outstanding borrowings under our senior secured credit facility. Affiliates of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Raymond James & Associates, Inc. are lenders under our senior secured credit facility, and accordingly will receive a portion of the net proceeds from the Offering.

Item 8.01	Other Events
     On September 8, 2010, we announced the pricing of the Common Units. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 8, 2010, by and among Exterran Partners, L.P., Exterran Holdings, Inc., Exterran GP LLC, Exterran General Partner, L.P., EXH MLP LP LLC and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated September 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
September 9, 2010	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 8, 2010, by and among Exterran Partners, L.P., Exterran Holdings, Inc., Exterran GP LLC, Exterran General Partner, L.P., EXH MLP LP LLC and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated September 8, 2010